Palatin Technologies, Inc. 8-K

 Exhibit 99.1

Palatin Technologies, Inc. Reports First Quarter Fiscal Year 2013 Results; Teleconference and Webcast to be held on November 14, 2012

CRANBURY, NJ – November 14, 2012 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2012.

Recent Highlights

On July 3, 2012, Palatin closed on a private placement of 3,873,000 shares of its common stock, Series A 2012 warrants to purchase up to 31,988,151 shares of its common stock, and Series B 2012 warrants to purchase up to 35,488,380 shares of its common stock. Aggregate gross proceeds to Palatin were $35,000,000, with net proceeds, after deducting offering expenses, of $34,407,446.

On September 27, 2012, at a special meeting Palatin stockholders voted to increase its authorized common stock from 100,000,000 to 200,000,000 shares, and Palatin filed a certificate of amendment with the Secretary of State of Delaware the same day. This satisfied certain contractual obligations relating to the Series B 2012 warrants in its 2012 private placement, so that interest will not be payable on the value of the Series B 2012 warrants and Palatin will not be required to redeem the Series B 2012 warrants for failure to increase the number of authorized shares.

 On November 8, 2012, Palatin reported positive top-line results, including the successful achievement of statistical significance for the primary endpoint and key secondary endpoints in its Phase 2B clinical trial evaluating the efficacy and safety of bremelanotide for treatment of female sexual dysfunction (FSD). The primary endpoint data analysis of 327 pre-menopausal women with female sexual arousal disorder (FSAD), hypoactive sexual desire disorder (HSDD), or a combination of both disorders, the most common types of FSD, demonstrate that women taking bremelanotide showed clinically meaningful and statistically significant increases in the number of Satisfying Sexual Events (SSEs) and also showed clinically meaningful and statistically significant improved measures of overall sexual functioning and distress related to sexual dysfunction, compared to placebo. Bremelanotide was well-tolerated during the trial. The most common types of treatment-emergent adverse events reported more frequently in the bremelanotide arms were facial flushing, nausea and emesis, which were mainly mild-to-moderate in severity. Adverse events that most commonly led to discontinuation were nausea and emesis. No serious adverse events were attributable to bremelanotide during the trial. Based on the results of discussions with the U.S. Food and Drug Administration (FDA) and external advisors regarding the results of this trial and further development steps, Phase 3 activities are anticipated to start in the second-half of calendar year 2013.

First Quarter Fiscal 2013 Financial Results

Palatin reported a net loss of $10.5 million, or $(0.15) per basic and diluted share, for the quarter ended September 30, 2012, compared to a net loss of $3.4 million, or $(0.10) per basic and diluted share, for the same period in 2011.

The increase in net loss for the quarter ended September 30, 2012, compared to the same period last fiscal year, was mainly attributable to a non-cash, non-operating expense of $7.1 million, which represented the increase in fair value of the warrants, which were previously liability classified until our increase in our authorized shares.

Costs and Expenses

Total operating expenses were $3.4 million for the quarter ended September 30, 2012 and September 30, 2011. Operating expenses consist of $1.1 million of general and administrative expenses and $2.3 million of research and development for the quarter ended September 30, 2012 and 2011. General and administrative expenses consist mainly of compensation and related costs and research and development expenses are primarily costs relating to Palatin’s Phase 2B clinical trial evaluating the efficacy and safety of bremelanotide for the treatment of FSD.

Cash Position

Palatin’s cash and cash equivalents were $33.5 million as of September 30, 2012, compared to $3.8 million at June 30, 2012, with current liabilities of $1.6 million as of September 30, 2012 compared to $3.5 million as of June 30, 2012.

Palatin believes that its existing capital resources will be adequate to fund its currently planned operations, including completing analysis of results of the Company’s Phase 2B clinical trial with bremelanotide for FSD, submitting an end-of-phase 2 meeting request to the FDA, and commencing Phase 3 activities, through at least calendar year 2013.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on November 14, 2012 at 11:00 a.m. Eastern Time to discuss the results of operations and an update on corporate developments in greater detail. Individuals interested in listening to the conference call live can dial 1-888-428-9460 (domestic) or 1-719-325-2354 (international), pass code 9649528. The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 9649528. The webcast and telephone replay will be available through November 20, 2012.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor- specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:

Stephen T. Wills, CPA, MST

Chief Operating Officer / Chief Financial Officer

Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:

Carney Noensie, Burns McClellan

Vice President, Investor Relations

Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2012	2011

REVENUES:	$3,806	$27,217

OPERATING EXPENSES:
Research and development	2,343,313	2,284,383
General and administrative	1,061,016	1,109,382
Total operating expenses	3,404,329	3,393,765

Loss from operations	(3,400,523)	(3,366,548)

OTHER INCOME (EXPENSE):
Investment income	14,371	15,040
Interest expense	(2,282)	(2,973)
Increase in fair value of warrants	(7,069,165)	—
Gain on disposition of supplies and equipment	4,620	—
Total other income (expense), net	(7,052,456)	12,067

NET LOSS	$(10,452,979)	$(3,354,481)

Basic and diluted net loss per common share	$(0.15)	$(0.10)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	71,669,170	34,900,591

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$33,461,066	$3,827,198
Accounts receivable	31,437	27,631
Restricted cash	—	350,000
Prepaid expenses and other current assets	851,844	532,010
Total current assets	34,344,347	4,736,839

Property and equipment, net	299,735	318,653
Other assets	58,748	324,992
Total assets	$34,702,830	$5,380,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$22,707	$22,277
Accounts payable	321,621	294,894
Accrued expenses	1,285,215	2,706,496
Accrued compensation	—	433,333
Total current liabilities	1,629,543	3,457,000

Capital lease obligations	14,068	19,909
Deferred rent	63,372	72,677
Total liabilities	1,706,983	3,549,586

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of September 30, 2012 and 4,997 as of June 30, 2012	47	50
Common stock of $0.01 par value – authorized 200,000,000 shares;
issued and outstanding 38,947,912 shares as of September 30, 2012 and 34,900,591 as of June 30, 2012, respectively	389,479	349,006
Additional paid-in capital	282,302,585	240,725,127
Accumulated deficit	(249,696,264)	(239,243,285)
Total stockholders’ equity	32,995,847	1,830,898
Total liabilities and stockholders’ equity	$34,702,830	$5,380,484